SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549



                            FORM 8-K


                     Current Report Pursuant
                  to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date  of  report (Date of earliest event reported)   October  21, 1997

           __________________________________________


                            XCL LTD.
     (Exact Name of Registrant as Specified in Its Charter)


                            Delaware
         (State or other Jurisdiction of Incorporation)


     1-10669                                 51-0305643
(Commission File Number)                     (I.R.S. Employer
Identification Number)


                      110 Rue Jean Lafitte
                   Lafayette, Louisiana 70508
            (Address of Principal Executive Offices)


                          318-237-0325
      (Registrant's Telephone Number, Including Area Code)



Item 9.   Sales of Equity Securities Pursuant to Regulation S.

      On October 21, 1997, the Company sold 1,000,000 shares of Common Stock, and on October 30, 1997, the Company sold 500,000 shares of Common Stock, both transactions through the exercise of stock purchase warrants, to Providence Capital Limited of the Cayman Islands. The warrants were exercisable at $0.1875 per share and the Company received $281,250 in payment of the exercise price. This transaction is intended to qualify for the exemption from registration provided by Regulation S of the Securities Act of 1933, as amended.

      On October 28 and 29, 1997, pursuant to an agreement effective October 1, 1997, the Company issued an aggregate of 800,000 shares of Common Stock as compensation and to settle certain instruments relating to prior compensation arrangements to a resident of Taiwan who has performed services for the Company since 1991. This transaction is intended to qualify for the exemption from registration provided by Regulation S of the Securities Act of 1933, as amended.



                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        XCL LTD.

November 5, 1997                       /s/ Lisha C. Falk
_________________________          By:_______________________________
        Date                               Lisha C. Falk
                                           Secretary